AZZ Inc. Reports Fourth Quarter and Fiscal Year 2023 Full Year Results

Achieves Record Full Year Results from Continuing Operations:
Sales $1.32 billion; Adjusted EPS $3.48(1), Adjusted EBITDA $267 million or 20.2% of Sales
Reaffirming Fiscal 2024 Full Year Guidance

April 25, 2023 - FORT WORTH, TX - AZZ Inc. (NYSE: AZZ), the leading independent provider of hot-dip galvanizing and coil coating solutions, today issued its audited consolidated financial statements contained in the Company's Fiscal Year 2023 Annual Report on Form 10-K for the year ended February 28, 2023.
Fiscal Year 2023 Results from Continuing Operations:
◦Sales of $1,323.6 million, up 20.5% on a comparable basis
◦Strong segment performance with Metal Coatings sales up 21.2% and Precoat Metals up 19.9% on a comparable basis
◦GAAP Diluted EPS of $2.33; Adjusted EPS of $3.48(1)
◦Adjusted EBITDA $267.4 million or 20.2% of sales
◦Adjusted EBITDA margin for Metal Coatings 29.7% and Precoat Metals 17.4%, which included seasonally weak quarters for Precoat
(1) Adjusted diluted EPS from continuing operations includes $2.6 million of equity in earnings from the AIS joint venture.
Fourth Quarter 2023 Results from Continuing Operations:
◦Sales of $336.5 million, up 16.0% on a comparable basis
◦Metal Coatings sales up 14.8% and Precoat Metals, on a comparable basis, up 17.0%
◦GAAP Diluted EPS of $0.15, and Adjusted EPS of $0.30 after giving effect to higher interest expense and an effective tax rate of 34.8%
◦Adjusted EBITDA $57.2 million or 17.0% of sales
◦Segment Adjusted EBITDA margins: Metal Coatings 27.0%; Precoat Metals 13.8%
Tom Ferguson, President and Chief Executive Officer of AZZ, commented, "Fiscal year 2023 was a transformational year and represents AZZ's 36th consecutive year of profitability from continuing operations. We are pleased with our sales growth of 20.5%, including strong results at Metal Coatings and results in line with expectations for Precoat. For the year, our Metal Coatings segment delivered record sales of $637.0 million, and 29.7% adjusted EBITDA margin, while Precoat Metals delivered sales results of $686.7 million and 17.4% adjusted EBITDA margin during the 42 weeks as part of AZZ. We are improving production efficiencies and have implemented pricing actions to offset inflation at Precoat Metals and expect to show progress throughout fiscal 2024."
"I want to thank our entire AZZ team for tremendous performance in fiscal 2023, a truly transformational year in our company history. I am confident that 2024 will result in value creation as we capitalize on strong demand within construction, utility, container and renewables end markets from our leading market positions," concluded Ferguson.

Segment Performance

Full Year 2023 Metal Coatings

Strong sales of $637.0 million, up 21.2% from prior year. Improved sales were driven by value pricing initiatives, the impact of fully integrated prior acquisitions, and an increase in volume for hot-dip galvanizing driven by continued strength within the renewables, utility, OEM, and non-residential construction markets.
Adjusted EBITDA of $188.9 million was up 18.7% versus the prior year. Adjusted EBITDA margin of 29.7% was within our previously stated range of 25%-30%, and declined 60 basis points due to higher inflation, partially offset by increased price.
Full Year 2023 Precoat Metals
Sales were $686.7 million, primarily driven by value pricing initiatives and stable volumes from construction and container markets.

Adjusted EBITDA of $119.7 million or 17.4% of sales, in line with expectations. As previously stated, higher than normal customer inventories and inflationary pressures resulted in productivity, efficiency, and cost headwinds. We have specific plans in place to address production inefficiencies and are encouraged by the results to date.

Fourth Quarter 2023 Metal Coatings
Sales increased 14.8% to $149.4 million and adjusted EBITDA increased 1.3% to $40.3 million versus the comparable quarter in fiscal 2022. Sales were primarily driven by increased volume and value-pricing initiatives. Segment EBITDA margin decreased to 27.0% of sales, or 360 basis points lower than the comparable prior year fourth quarter EBITDA margin. The decline in EBITDA margin was a result of higher zinc costs.

Fourth Quarter 2023 Precoat Metals
Sales increased to $187.1 million and adjusted EBITDA of $25.9 million or 13.8% of sales, on seasonally lower volume and inflationary pressures.

Balance Sheet, Liquidity and Capital Allocation
The Company generated fiscal 2023 operating cash flow of $91.4 million through solid earnings and prudent management of working capital. At the end of the fourth quarter, net leverage was 3.5x LTM EBITDA, which improved approximately 0.7x in the nine months since closing the Precoat Metals acquisition. Consistent with the capital allocation strategy, the Company paid down debt of $237.5 million and returned cash to shareholders through cash dividend payments totaling $22.7 million. Capital expenditures were $57.1 million during the year. Fiscal 2024 capital expenditures are expected to be approximately $80 million, which includes cash outlays planned this year for AZZ's new coil coating plant scheduled to be operational by summer fiscal year 2025.

Financial Outlook - Reaffirming Full Fiscal Year Guidance(2)
Management is reaffirming the fiscal year 2024 guidance with annual sales guidance range of $1.40 billion to $1.55 billion, adjusted EBITDA range of $300-$325 million and adjusted earnings per diluted share of $3.85-$4.35. Full year guidance reflects strong performance within our segments, a seasonally higher first quarter, higher interest expense, dividends on our Preferred Stock, and the impact of an annualized effective tax rate of approximately 24%.
This reflects our best estimates given current market conditions, existing execution on our current backlog, and does not include the impact of future acquisitions or divestitures, related expenditures, or any federal regulatory changes that may emerge.
(2) Fiscal Year 2024 guidance excludes equity in earnings on the investment in the AIS JV.

Conference Call Details
AZZ Inc. will conduct a live conference call with Tom Ferguson, Chief Executive Officer, and Philip Schlom, Chief Financial Officer to discuss financial results for the fourth quarter and fiscal year 2023 tomorrow, April 26, 2023, at 11:00 A.M. ET. Interested parties can access the conference call by dialing (844) 855-9499 or (412) 317-5497

(international). A webcast of the call will be available on the Company’s Investor Relations page at http://www.azz.com/investor-relations.

A replay of the call will be available at (877) 344-7529 or (412) 317-0088 (international), replay access code: 8060817, through May 3, 2023, or by visiting http://www.azz.com/investor-relations for the next 90 days.

There will be a slide presentation accompanying today’s event. The Company’s slide presentation for the call will be available on the Investor Relations page at http://www.azz.com/investor-relations.

About AZZ Inc.

AZZ Inc. is the leading independent provider of hot-dip galvanizing and coil coating solutions to a broad range of end-markets. Collectively, our business segments provide sustainable, unmatched metal coating solutions that enhance the longevity and appearance of buildings, products and infrastructure that are essential to everyday life.

Safe Harbor Statement

Certain statements herein about our expectations of future events or results constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as “may,” ”could,” “should,” “expects,” “plans,” “will,” “might,” “would,” “projects,” “currently,” “intends,” “outlook,” “forecasts,” “targets,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. Such forward-looking statements are based on currently available competitive, financial, and economic data and management’s views and assumptions regarding future events. Such forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements. Forward-looking statements speak only as of the date they are made and are subject to risks that could cause them to differ materially from actual results. Certain factors could affect the outcome of the matters described herein. This press release may contain forward-looking statements that involve risks and uncertainties including, but not limited to, changes in customer demand for our products and services, including demand by the construction markets, industrial markets, and the metal coatings markets. We could also experience additional increases in labor costs, components and raw materials, including zinc and natural gas, which are used in our hot-dip galvanizing process; supply-chain vendor delays; customer requested delays of our products or services; delays in additional acquisition opportunities; currency exchange rates; an increase in our debt leverage and/or interest rates on our debt, of which a significant portion is tied to variable interest rates; availability of experienced management and employees to implement AZZ’s growth strategy; a downturn in market conditions in any industry relating to the products we inventory or sell or the services that we provide; economic volatility, including a prolonged economic downturn or macroeconomic conditions such as inflation or changes in the political stability in the United States and other foreign markets in which we operate; acts of war or terrorism inside the United States or abroad; and other changes in economic and financial conditions. AZZ has provided additional information regarding risks associated with the business, in Part I, Item 1A. Risk Factors, in AZZ’s Annual Report on Form 10-K for the fiscal year ended February 28, 2023, and other filings with the Securities and Exchange Commission (“SEC”), available for viewing on AZZ’s website at www.azz.com and on the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. These statements are based on information as of the date hereof and AZZ assumes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Company Contact:
David Nark, Senior Vice President of Marketing, Communications and Investor Relations
AZZ Inc.
(817) 810-0095

www.azz.com

Investor Contact:
Sandy Martin / Phillip Kupper
Three Part Advisors
(214) 616-2207
www.threepa.com

---Financial tables on the following page---

AZZ Inc.
Condensed Consolidated Statements of Income
(dollars in thousands, except per share data)
(unaudited)

	Three Months ended February 28,		Year Ended February 28,
	2023	2022	2023	2022
Sales	$336,504	$130,140	$1,323,649	$525,598
Cost of sales	275,251	93,873	1,027,706	379,445
Gross margin	61,253	36,267	295,943	146,153

Selling, general and administrative	25,058	19,233	122,305	66,934
Operating income (loss)	36,195	17,034	173,638	79,219

Interest expense	27,061	1,345	88,800	6,363
Equity in (earnings) loss of unconsolidated subsidiaries	(1,591)	—	(2,597)
Other (income) expense, net	(658)	(69)	(1,240)	(175)
Income from continuing operations before income taxes	11,383	15,758	88,675	73,031
Income tax expense (benefit)	3,956	4,436	22,336	23,214
Net income from continuing operations	7,427	11,322	66,339	49,817
Income (loss) from discontinued operations, net of tax	(4,356)	10,301	12,770	34,205
Loss on disposal of discontinued operations, net of tax	(2,010)	—	(132,083)	—
Net income (loss) from discontinued operations	(6,366)	10,301	(119,313)	34,205
Net income (loss)	1,061	21,623	(52,974)	84,022
Dividends on preferred stock	(3,600)	—	(8,240)
Net income (loss) available to common shareholders	$(2,539)	$21,623	$(61,214)	$84,022
Basic earnings (loss) per share
Earnings (loss) per common share from continuing operations	$0.15	$0.46	$2.34	$2.00
Earnings (loss) per common share from discontinued operations	$(0.26)	$0.42	$(4.81)	$1.38
Earnings (loss) per common share	$(0.10)	$0.88	$(2.47)	$3.38
Diluted earnings (loss) per share
Earnings (loss) per common share from continuing operations	$0.15	$0.45	$2.33	$1.99
Earnings (loss) per common share from discontinued operations	$(0.25)	$0.41	$(4.78)	$1.36
Earnings (loss) per common share	$(0.10)	$0.87	$(2.45)	$3.35

Diluted weighted average shares outstanding	25,013	24,918	24,978	25,077

AZZ Inc.
Segment Reporting
(dollars in thousands)
(unaudited)

	Three Months ended February 28,		Year Ended February 28,
	2023	2022	2023	2022
	(In thousands)		(In thousands)
Sales:
Metal Coatings	$149,415	$130,140	$636,982	$525,598
Precoat Metals	187,089	—	686,667	—
Total sales	$336,504	$130,140	$1,323,649	$525,598

Adjusted EBITDA(1)
Metal Coatings	$40,311	$39,803	$188,909	$159,211
Precoat Metals	25,904	—	119,708	—
Total Segment Adjusted EBITDA	$66,215	$39,803	$308,617	$159,211

(1) See the Non-GAAP disclosure section below for a reconciliation between the various measures calculated in accordance with GAAP to the Adjusted Earnings Measures.

AZZ Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands)
(unaudited)

	February 28, 2023	February 28, 2022
Assets:
Current assets	$417,416	$184,869
Property, plant and equipment, net	498,503	193,358
Other assets, net	1,305,560	246,924
Assets of discontinued operations	—	507,876
Total assets	$2,221,479	$1,133,027

Liabilities and Shareholders’ Equity:
Current liabilities	$187,240	$62,248
Long-term debt, net	1,058,120	226,484
Other liabilities	122,659	64,440
Liabilities of discontinued operations	—	112,490
Shareholders' Equity	853,460	667,365
Total liabilities and shareholders' equity	$2,221,479	$1,133,027

AZZ Inc.
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)
(unaudited)

	Year Ended
	February 28, 2023	February 28, 2022
Net cash provided by operating activities of continuing operations	$91,430	$60,598
Net cash used in investing activities of continuing operations	(1,228,921)	(82,143)
Net cash provided by financing activities of continuing operations	1,027,335	912
Cash provided by discontinued operations	97,389	20,720
Effect of exchange rate changes on cash	505	158
Net increase (decrease) in cash and cash equivalents	(12,262)	245
Cash and cash equivalents at beginning of period	15,082	14,837
Less: Cash and cash equivalents from discontinued operations at end of year	—	(3,000)
Cash and cash equivalents from continuing operations at end of period	$2,820	$12,082

AZZ Inc.
Non-GAAP Disclosure
Adjusted Earnings, Adjusted Earnings Per Share and Adjusted EBITDA

In addition to reporting financial results in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”), we provided adjusted earnings and adjusted earnings per share, (collectively, the “Adjusted Earnings Measures”), which are non-GAAP measures. Management believes that the presentation of these measures provides investors with greater transparency when comparing operating results across a broad spectrum of companies, which provides a more complete understanding of our financial performance, competitive position and prospects for future capital investment and debt reduction. Management also believes that investors regularly rely on non-GAAP financial measures, such as adjusted earnings and adjusted earnings per share, to assess operating performance and that such measures may highlight trends in our business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP.
Management also provides Adjusted EBITDA, which is a non-GAAP measure. Management defines Adjusted EBITDA as earnings excluding depreciation, amortization, interest, provision for income taxes and acquisition and transaction-related expenses. Management believes Adjusted EBITDA is used by investors to analyze operating performance and evaluate the Company's ability to incur and service debt and its capacity for making capital expenditures in the future. Adjusted EBITDA is also useful to investors to help assess the Company's estimated enterprise value. In addition, management believes that the adjustments shown below are useful to investors in order to allow them to compare the Company's financial results during the periods shown without the effect of each of these adjustments.

Management provides non-GAAP financial measures for informational purposes and to enhance understanding of the Company’s GAAP consolidated financial statements. Readers should consider these measures in addition to, but not instead of or superior to, the Company's financial statements prepared in accordance with GAAP. These non-GAAP financial measures may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.

The following tables provides a reconciliation for the three and twelve months ended February 28, 2023 and 2022 between the various measures calculated in accordance with GAAP to the Adjusted Earnings Measures, which are shown net of tax (dollars in thousands, except per share data):

	Three Months Ended		Year Ended
	February 28, 2023		February 28, 2023
	Amount	Per Diluted Share(1)	Amount	Per Diluted Share(1)
Net income from continuing operations	$7,427		$66,339
Less: Series A Preferred Stock dividends	(3,600)		(8,240)
Net income (loss) from continuing operations available to common shareholders	3,827	$0.15	58,099	$2.33
Adjustments:
Acquisition and transaction-related expenditures(2)	—	—	15,320	0.61
Amortization of intangible assets	4,998	0.20	22,613	0.91
Subtotal	4,998	0.20	37,933	1.51
Tax impact(3)	(1,200)	(0.05)	(9,104)	(0.36)
Total adjustments	3,798	0.15	28,829	1.15
Adjusted earnings and adjusted earnings per share from continuing operations(4)	$7,625	$0.30	$86,928	$3.48

(1) Earnings per share amounts included in the table above may not sum due to rounding differences.
(2) Includes Corporate expenses related to the Precoat Metals acquisition, as well as the divestiture of AZZ Infrastructure Solutions business into the AIS JV.
(3) The non-GAAP effective tax rates for the three months ended February 28, 2023 and full year fiscal 2023 were 24.0% and 24.0%, respectively.
(4) Adjusted earnings from continuing operations includes $1.6 million and $2.6 million of equity in earnings for the three months ended February 28, 2023 and full year fiscal 2023, respectively.

	Three Months Ended		Year Ended
	February 28, 2022		February 28, 2022
	Amount	Per Diluted Share(1)	Amount	Per Diluted Share(1)
Net income (loss) from continuing operations available to common shareholders	11,322	$0.45	49,817	$1.99
Adjustments:
Acquisition and transaction-related expenditures(2)	1,554	0.06	1,554	0.06
Amortization of intangible assets	1,662	0.07	6,658	0.27
Subtotal	3,216	0.13	8,212	0.33
Tax impact(3)	(708)	(0.03)	(1,881)	(0.08)
Total adjustments	2,508	0.10	6,331	0.25
Adjusted earnings and adjusted earnings per share from continuing operations	$13,830	$0.56	$56,148	$2.24

(1) Earnings per share amounts included in the table above may not sum due to rounding differences.
(2) Includes Corporate expenses related to the Precoat Metals acquisition.
(3) The non-GAAP effective tax rate for the three months ended February 28, 2022 and full year fiscal 2022 were 22.0% and 22.9%, respectively.

Adjusted EBITDA from Continuing Operations

	Three Months ended February 28,		Year Ended February 28,
	2023	2022	2023	2022
Net income from continuing operations	$7,427	$11,322	$66,339	$49,817
Interest expense	27,061	1,345	88,800	6,363
Income tax expense	3,956	4,436	22,336	23,214
Depreciation and amortization	18,777	8,252	74,590	32,081
Acquisition and transaction-related expenditures	—	1,554	15,320	1,554
Adjusted EBITDA from continuing operations	$57,221	$26,909	$267,385	$113,029

Adjusted EBITDA from Continuing Operations by Segment

	Three Months ended February 28,		Year Ended February 28,
	2023	2022	2023	2022
Metal Coatings
Operating income	$32,141	$31,960	$155,954	$128,758
Depreciation and amortization expense	8,170	7,843	32,955	30,453
Adjusted EBITDA	$40,311	$39,803	$188,909	$159,211

Precoat Metals
Operating income	$15,595	$—	$79,509	$—
Depreciation and amortization expense	10,309	—	40,199	—
Adjusted EBITDA	$25,904	$—	$119,708	$—

Corporate
Operating income	$(11,541)	$(14,926)	$(61,825)	$(49,539)

Consolidated operating income	$36,195	$17,034	$173,638	$79,219